Exhibit 99.1

WQN, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2005

    DALLAS, May 18 /PRNewswire-FirstCall/ -- WQN, Inc. (Nasdaq: WQNI) today announced financial results for the first quarter ended March 31, 2005.

     Highlights
    -- Increased total revenue by approximately 280 percent over the first quarter of 2004

    -- Increased retail revenue by 27 percent over the first quarter of 2004 and by 23 percent from the sequential quarter ended December 31, 2004

    -- Increased wholesale revenue to $5.1 million as compared to $16,000 in the same period last year

    -- Increased minutes used by 75 percent over the same period

    -- Added over 10,000 retail customers to our VoIP network, which includes more than 500 RocketVoIP clients, primarily through the Company's India call center

    Total revenue in the first quarter of 2005 was $7.6 million, a significant increase over $2.0 million in the first quarter of 2004. Wholesale telephony revenue increased to $5.1 million compared to $16,000 in the same period a year ago. Retail telephony revenue was $2.5 million, up from $2.0 million in the first quarter of 2004. Gross profit for first quarter of 2005 was $282,000 a decrease from $471,000 year-over-year. The market in India transitioned from independent small telecom providers to government-regulated providers, which raised WQN's cost to do business and negatively impacted the Company's gross margins. In response to the market transition, WQN secured agreements with two of the top three Indian telecom providers, thereby increasing the quality and lowering the cost of providing the Company's services. These agreements should have a positive effect on the Company's gross margins in the coming quarters.

    Total net loss for the first quarter of 2005 was $1.2 million, or ($0.18) per diluted share, as compared to a loss of $2.0 million, or ($0.31) per diluted share, in the first quarter of 2004. Operating loss during the first quarter was approximately $1.0 million, compared to $2.0 million year-over- year. Included in the 2004 operating loss were non-recurring merger expenses of $1.2 million.

    Cash and cash equivalents at the end of the first quarter of 2005 were $10.4 million, an increase of $500,000 from $9.9 million on December 31, 2004.

    "During the first quarter, we focused our efforts on increasing the adoption of RocketVoIP by upgrading existing customers as well as attracting new customers with our fixed monthly pricing for unlimited local, long distance and international calling. Additionally, we significantly increased the number of retail users for our legacy products that utilize our enhanced service platform," said B. Michael Adler, WQN's President and Chief Executive Officer. "By diversifying our sales channels across the U.S., we have created an expansive network of distributors that will increase our penetration into both new and existing markets. The VoIP market is growing exponentially, and we believe that by offering a total calling solution to make and receive domestic and international calls using a home phone, mobile phone or personal computer, RocketVoIP will become the service of choice for both domestic and international callers."

    "We are very pleased with our revenue growth during the first quarter of 2005, despite the short-term pricing challenges we experienced in the Indian telecom market," said Victor E. Grijalva, WQN's Vice President and Chief Executive Officer. "Going forward, we believe that we will be able to achieve a sustainable growth pattern that will be driven by stronger retail revenues and increased sales of RocketVoIP. Combining this anticipated top line growth with the positive changes we have made to improve gross margins, together will equate to stronger bottom line performance and future profitability for WQN."

    Fiscal Year 2004 Financial Results Web Cast
    WQN President and Chief Executive Officer B. Michael Adler and Chief Financial Officer Victor E. Grijalva will host a conference call to discuss the company's financial results and operations today at 10:30 a.m. Eastern Time. Investors and other interested parties may take advantage of a live audio Web cast of the call available through the investor relations section of the WQN website at http://www.wqn.com.

    About WQN, Inc. and Subsidiaries
    WQN, Inc. (Nasdaq: WQNI) is a Voice over Internet Protocol (VoIP) telephony company providing international long distance services. WQN's customers utilize the company's enhanced VoIP services platform to make and receive calls using their home phone, business phone, personal computer and mobile phone. The Company is headquartered in Dallas, Texas and has offices in Los Angeles, California, and New Delhi, India. For more information about WQN Inc., please visit the company's Web site at http://www.wqn.com.

    Notice Regarding Forward-Looking Statements
    This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as a result, should be considered subject to the many uncertainties that exist in WQN, Inc.'s operations and business environment. Business plans may change as a result of a number of factors. Such factors include, but are not limited to: the company's expansion and acquisition strategy, the company's ability to achieve operating efficiencies, the company's dependence on network infrastructure, capacity, telecommunications carriers and other suppliers, industry pricing and technology trends, evolving industry standards, domestic and international regulatory matters, and general economic and business conditions. These risk factors and additional information are included in WQN Inc.'s filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to WQN, Inc. as of the date hereof, and WQN, Inc. assumes no obligation to update any such forward-looking statement.

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                           WQN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                     Three months ended
                                               -----------------------------
                                                    2005             2004
                                               -------------   -------------
Retail telephony revenue                       $   2,528,418   $   1,996,835
Wholesale telephony revenue and other              5,079,320          16,311
   Total revenue                                   7,607,738       2,013,146
Cost of revenue                                    7,325,411       1,542,303
Gross profit                                         282,327         470,843
Operating expenses:
   Selling, general and administrative             1,058,460       1,102,103
   Merger expenses                                         -       1,167,240
   Depreciation and amortization                     167,941         167,393
     Total operating expenses                      1,226,401       2,436,736
Operating loss                                      (944,074)     (1,965,893)
Interest income, net                                  64,083          41,809
Loss from partnership investment                    (369,258)              -
    Loss from continuing operations               (1,249,249)     (1,924,084)
    Loss from discontinued operations                      -         (87,564)
Net loss                                       $  (1,249,249)  $  (2,011,648)

Net loss per share - basic and diluted:
    Continuing operations                      $       (0.18)  $       (0.30)
    Discontinued operations                                -           (0.01)
Net loss per share                             $       (0.18)  $       (0.31)

Weighted-average common shares
 outstanding - basic and diluted                   6,861,529       6,417,431

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                           WQN, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                 March 31,      December 31,
                                                    2005            2004
                                               -------------   -------------
                   ASSETS                      (unaudited)
Current assets:
    Cash and cash equivalents                  $  10,404,548   $   9,942,280
    Investment in partnership                      2,574,985       2,944,243
    Accounts receivable, net                         880,701         874,219
    Current portion of notes
     receivable and accrued interest                 775,980       2,408,679
    Prepaid expenses and other
     current assets                                1,122,578         806,068
Total current assets                              15,758,792      16,975,489

Property and equipment, net                          706,227         597,522
Note receivable                                      116,667         204,167
Other assets, net                                    846,525         972,794
Total assets                                   $  17,428,211   $  18,749,972

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                           $   1,568,360   $   1,481,188
    Accrued expenses                                 245,885         457,459
    Deferred revenue                                 474,898         444,988
    Promissory note                                  300,000         300,000
Total current liabilities                          2,589,143       2,683,635

Commitments and contingencies

Stockholders' equity:
    Preferred stock, par value $0.01
     per share:
    Authorized shares -- 10,000,000;
     none issued and outstanding                           -               -
    Common stock, par value $.01 per
     share:
    Authorized shares -- 50,000,000; issued
     and outstanding shares --
     6,878,062 at March 31, 2005 and --
     6,830,062 at December 31, 2004                   68,781          68,301
    Additional capital                            43,202,359      43,180,859
    Accumulated deficit                          (28,432,072)    (27,182,823)
Total stockholders' equity                        14,839,068      16,066,337
Total liabilities and stockholders'
 equity                                        $  17,428,211   $  18,749,972

SOURCE  WQN, Inc.

    -0-                             05/18/2005
    /CONTACT: Victor E. Grijalva, Vice President and CFO of WQN, Inc., investors@wqn.com; or Investors, Lynette Stein, Account Manager of Shelton Investor Relations, +1-972-239-5119, ext. 115, or lstein@sheltongroup.com/
    /Web site:  http://www.wqn.com